Exhibit 99.1

NEWS RELEASE
FOR INFORMATION, CONTACT:

Glimcher Realty Trust
180 East Broad Street
Columbus, Ohio 43215
www.glimcher.com

Mark E. Yale                                              Lisa A. Indest
Exec. V.P., CFO                                        Senior V. P. of Finance and Accounting
(614) 887-5610                                            (614) 887-5844
myale@glimcher.com                               lindest@glimcher.com

FOR IMMEDIATE RELEASE
Tuesday, May 29, 2012

GLIMCHER COMPLETES TERM LOAN FOR SCOTTSDALE QUARTER®

COLUMBUS, Ohio—May 29, 2012—Glimcher Realty Trust (NYSE: GRT) announced today that it recently closed on a $130.0 million term loan secured by Scottsdale Quarter® (“Scottsdale”) located in Scottsdale, Arizona.  The term loan has a maturity date of May 22, 2015 and amends the former construction loan on the project that was due to mature later in the month.  The amended loan has an average interest rate of LIBOR plus 2.7% per annum and the company executed an interest rate swap that will fix $105.0 million of the loan amount at an interest rate of 3.4% per annum.

“We are pleased with the execution on this financing for Scottsdale Quarter,” stated Mark E. Yale, Executive Vice President and CFO.  “The amended loan’s maturity date will now position us nicely for a combined permanent financing of both the land and improvements in 2015.”

About Glimcher Realty Trust:

Glimcher Realty Trust, a real estate investment trust, is a recognized leader in the ownership, management, acquisition and development of retail properties.  Glimcher’s retail properties include open-air centers, enclosed regional malls and outlet properties.

Glimcher Realty Trust’s common shares are listed on the New York Stock Exchange under the symbol “GRT.”  Glimcher Realty Trust’s Series F and Series G preferred shares are listed on the New York Stock Exchange under the symbols “GRT-F” and “GRT-G,” respectively.  Glimcher Realty Trust is a component of both the Russell 2000® Index, representing small cap stocks, and the Russell 3000® Index, representing the broader market.  Glimcher® and Scottsdale Quarter® are registered trademarks of Glimcher Realty Trust.

Forward Looking Statements:

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, tenant bankruptcies, bankruptcies of joint venture (JV) partners, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, the failure of Glimcher to make additional investments in regional mall properties and redevelopment of properties, the failure to acquire properties as and when anticipated, the failure to fully recover tenant obligations for CAM, taxes and other property expenses, failure to comply or remain in compliance with covenants in the company’s debt instruments, failure or inability to exercise available extension options on debt instruments, failure of Glimcher to qualify as a real estate investment trust, termination of existing JV arrangements, conflicts of interest with the company’s existing JV partners, failure to achieve projected returns on development properties, the failure to sell mall and community centers and the failure to sell such properties when anticipated, the failure to achieve estimated sales prices and proceeds from the sale of malls, increases in impairment charges, additional impairment charges, as well as other risks listed in this news release and from time to time in Glimcher’s reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by Glimcher.

Visit Glimcher at:  www.glimcher.com